UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     August 5, 2010

PROBE MANUFACTUIRNG, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-125678	20-2675800
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17475 Gillette Blvd., Irvine, CA		92614
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (949) 273-4990

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 5, 2010, our board of directors appointed John Bennett and Shervin Talieh to serve as members of our board of directors, filling vacancies previously created from board of director members that resigned in 2009.

Mr. Talieh has over 17 years of hands-on experience building and growing organizations that provide solutions to clients in various sectors. This experience has been developed across many functions, including corporate strategy, business development, marketing, branding, alliances, and operations; in small and large firms, through startups, turnarounds, and stable environments alike. Mr. Talieh started his career by successfully building, growing and selling his consulting startup, Index Data. Most recently, Mr. Talieh is the founder and CEO of Vonata; an Internet technology startup focused on data and voice synchronization. At Vonata, he guides the company’s strategy, fund-raising, and operations. Prior to Vonata, Mr. Talieh served at Vice President, Business Development for Goldeneye Solutions; a SaaS technology company. This was preceded by his tenure at Accenture, where he was a Partner in the Los Angeles Office, and a member of the executive team responsible for over 700 professionals in the region.

Mr. Bennett has served as our Chief Financial Officer since February 2005. He has been in the Electronic manufacturing Industry for 22+ years. He has held positions as the Controller, Vice President of Finance and Chief Financial Officer, with experience in contract manufacturing of printed circuit board assembly, cable and harness assembly, box builds and battery & charger assembly. He holds a Bachelor of Science in Accounting and a Master of Science in Finance.

The appointments of Mr. Johnson and Mr. Bennett as directors were not made pursuant to any arrangement or understanding between Mr. Johnson, Mr. Bennett and any other person. We currently do not have a compensation plan in place for our directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 11, 2010, we amended Articles of Incorporation, or the Articles of Amendment, as filed with the Secretary of State of Nevada to increase the number of authorized shares we are able to issue from 200,000,000 shares to 400,000,000 shares. The Articles of Amendment were approved by our board of directors on August 5, 2010 and pursuant to the Nevada Revised Statutes and our By-laws no stockholder vote is necessary to effectuate the amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Probe Manufacturing, Inc.
(Registrant)

Date	August 11, 2010

/s/ Kambiz Mahdi
(Signature)
Print Name: Kambiz Mahdi
Title: Chief Executive Officer